(212) 848-7325

                              June 2, 1994





  Viacom Inc.
  200 Elm Street
  Dedham, Massachusetts  02026

  Ladies and Gentlemen:

             We have acted as counsel for Viacom Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities
  Act of 1933, as amended (the "Securities Act"), relating to the solicitation of proxies in connection with the merger of a wholly-owned subsidiary of the Company with and into Paramount Communications Inc. and to the registration under the Securities Act of (i) 56,895,733 shares of the Company's Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), (ii) $1,069,870,865 principal amount of the Company's 8% Exchangeable Subordinated Debentures due 2006 (the "Merger Debentures"), the Series C Cumulative Exchangeable Redeemable Preferred Stock, par value $.01 per share, of the Company (the "Series C Preferred Stock") which may be issued in exchange for the Merger Debentures and the 5% Subordinated Debentures due 2014 of the Company (the "Exchange Debentures", and together with the Merger Debentures, the "Debentures") which may be issued in exchange for the Series C Preferred Stock, (iii) 56,895,733 of the Company's contingent value rights (the "CVRs"),
  (iv) 30,567,739 of the Company's three-year warrants to purchase one share of Class B Common Stock at $60 per share (the "Three-Year Warrants") and the Class B Common Stock which is issuable upon the exercise thereof and (v) 18,340,643 of the Company's five-year warrants to purchase one share of Class B Common Stock at $70 per share (the "Five-Year Warrants", and together with the Three-Year Warrants, the "Warrants") and the Class B Common Stock which is issuable upon the exercise thereof. The Class B Common Stock issuable upon exercise of the Warrants is hereinafter referred to as the "Additional Class B Common Stock". Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Registration Statement.






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          Viacom Inc.                     2                    June 2, 1994



            The Debentures are to be issued under an indenture (the "Indenture") in the form included in the Registration Statement as
  Exhibit 4.5, the Series C Preferred Stock is to be governed by the Certificate of Designation of Series C Cumulative Exchangeable Redeemable Preferred Stock (the "Certificate of Designation") in the form included in the Registration Statement as Exhibit 4.4, the CVRs are to be governed by the Contingent Value Rights Agreement (the "CVR Agreement") in the form included in the Registration Statement as Exhibit 4.6, the Three-Year Warrants are to be governed by the Warrant Agreement (the "Three-Year Warrant Agreement") in the form included in the Registration Statement as
  Exhibit 4.7 and the Five-Year Warrants are to be governed by the Warrant Agreement (the "Five Year Warrant Agreement", and together with the Three-Year Warrant Agreement, the "Warrant Agreements") in the form included in the Registration Statement as Exhibit 4.8.

              In so acting, we have examined the Registration Statement including the joint proxy statement/prospectus (the "Joint Proxy Statement/Prospectus") contained therein, the Indenture, the Certificate of Designation, the CVR Agreement and the Warrant Agreements. We have also examined and relied as to factual matters upon the representations and warranties contained in originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

            In connection with these opinions, we have assumed that each of the following shall occur on or prior to the issuance of the Class B Common Stock, the Debentures, the Series C Preferred Stock, the CVRs, the Warrants and the Additional Class B Common Stock (a) the holders of Viacom Class A Common Stock at the Viacom Special Meeting approve and adopt the Paramount Merger Agreement (including the issuance of the Paramount Merger Consideration) and approve the Viacom Charter Amendments, (b) the holders of Paramount Common Stock (the "Paramount Stockholders") at the Paramount Special Meeting approve and adopt the Paramount Merger Agreement, (c) there shall have been filed with the Secretary of State of the State of Delaware (i) the "Certificate of Merger Merging Viacom Sub Inc. with and into Paramount Communications Inc." in the form set forth in Annex VI to the Joint Proxy Statement/Prospectus and (ii) the "Certificate of Amendment to the Restated Certificate of Incorporation of Viacom" in the form set forth in Annex VII to the Joint Proxy Statement/Prospectus.

            The opinions expressed below are limited to the law of the State of New York, the General Corporation Law of Delaware and the federal law of the United States, and we do not express any opinion herein concerning any other law.






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          Viacom Inc.                     3                    June 2, 1994



            Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

            1. The Class B Common Stock will be duly authorized by the Company and when issued by the Company to the Paramount Stockholders as contemplated by the Paramount Merger
       Agreement, will be validly issued, fully paid and non-assessable.

            2. The Debentures and the Indenture will be duly authorized by the Company, and when (a) the Indenture has been duly executed and delivered by the parties thereto, (b) the Debentures have been duly executed by the Company and duly authenticated by the trustee under the Indenture and (c) the Debentures have been duly issued by the Company to the Paramount Stockholders as contemplated by the Paramount Merger Agreement in the case of the Merger Debentures and to the holders of the Series C Preferred Stock in the case of the Exchange Debentures, in each case, in accordance with the provisions of the Indenture (including the provisions of the Indenture regarding establishment of the forms of Debentures) and the provisions of the Certificate of Designation in the case of the Exchange Debentures, the Debentures will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, entitled to the benefit of the Indenture.

            3. The Series C Preferred Stock will be duly authorized and when the Series C Preferred Stock is issued by the Company to the holders of the Merger Debentures in accordance with the Certificate of Designation and the provisions of the Indenture, the Series C Preferred Stock will be validly issued, fully paid and non-assessable.

            4. The CVRs and the CVR Agreement will be duly authorized by the Company, and when (a) the CVR Agreement has been duly executed and delivered by the parties thereto, (b) the CVRs have been duly executed by the Company and duly authenticated by the CVR Trustee under the CVR Agreement and
       (c) the CVRs have been duly issued by the Company to the Paramount Stockholders as contemplated by the Paramount Merger Agreement in accordance with the provisions of the CVR Agreement (including the provisions of the CVR Agreement regarding establishment of the form of CVRs), the CVRs will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, entitled to the benefit of the CVR Agreement.

            5. The Warrants and the Warrant Agreements will be duly authorized by the Company, and when (a) the Warrant
       Agreements have been duly executed and






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          Viacom Inc.                     4                    June 2, 1994


       delivered by the parties thereto, (b) the Warrants have been duly executed by the Company and duly countersigned by the warrant agents under the Warrant Agreements and (c) the Warrants have been duly issued by the Company to the Paramount Stockholders as contemplated by the Paramount Merger Agreement in accordance with the provisions of the Warrant Agreements (including the provisions of the Warrant Agreements regarding establishment of the forms of Warrants), the Warrants will be validly issued and will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, entitled to the benefit of the Warrant Agreements.

            6. The Additional Class B Common Stock will be duly authorized by the Company and when issued by the Company to the holders of the Warrants in accordance with the provisions of the Warrant Agreements against receipt of the exercise price therefor, the Additional Class B Common Stock will be validly issued, fully paid and non-assessable.

            The opinions set forth in paragraphs 2., 4. and 5. above are subject to (i) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the headings "Special Factors - Certain Federal Income Tax Consequences" and "Experts - Legal Matters" contained in the Joint Proxy Statement/Prospectus.


                                          Very truly yours,





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